Exhibit 99.1

HealthLynked Signs Definitive Agreement to Acquire Cura Health Management, LLC, and ACO Health Partners, LLC Adding Significant Revenue and Profitability from its Newly Formed Accountable Care Organization Division

Naples, FL, Feb 11, 2020 HealthLynked Corp (HLYK), a nationwide healthcare network focused on care management of its members and a provider of healthcare technologies that connect doctors, patients and medical data, today announced that it has entered into a definitive agreement to acquire Cura Health Management, LLC (“CHM”) and its wholly owned subsidiary ACO Health Partners, LLC (“AHP”). The acquisition cost of $1.75 million was a combination of cash, HealthLynked common stock, and a four-year performance-based earnout. This structure vests the two founders, Nicole Bradberry and Marsha Boggess, in the success of both the company’s newly formed Accountable Care Organization (“ACO”) Division and HealthLynked at large. The closing is targeted for the beginning of April 2020.

According to ResearchandMarkets.com, the Global Healthcare Data Analytics market is expected to grow from $19.6 billion in 2018 to $47.7 billion in 2024, a 16% compounded annual growth rate (CAGR). As opposed to Google’s effort to gain access to millions of patient records from Ascension Medical Group without their patients’ knowledge under “Project Nightingale,” HealthLynked puts patients front and center in obtaining and sharing their medical records, called “personal health records,” for themselves and their families. HealthLynked is building consumer-centric technologies that support portability as well as search and share operations for patients. By starting its ACO Division with this acquisition, HealthLynked is able to acquire large numbers of patients due to the aggregation nature of ACOs as well as provide an underlying structure for clinical integration and data analytics that enables their success.

“The acquisitions of CHM and AHP expand HealthLynked into our newly formed ACO Division and will significantly add to our profitability. CHM provides service contracts to ACOs around the country and AHP is a Jacksonville, Florida based ACO with 75 practitioners who use technology, care coordination, and care management to reduce healthcare costs and improve health outcomes for its Medicare patients,” said Michael Dent M.D., HealthLynked’s Chairman and CEO.  “As we continue to expand our network and focus on improving care through our technologies, it was a logical step to embark upon our ACO Division, and we are confident that this will bring significant value to both our patient and physician members.”

CHM and AHP Founder and CEO of the Florida Association of ACOs, Nicole Bradberry, stated “HealthLynked’s ability to aggregate clinical patient data and share this data with both the patient and provider in a clinical setting backed by the actionable opportunities driven by ACO analytics and financial claims data is a true game changer to drive better outcomes and reduced medical cost. I am very excited about this partnership and how together we can penetrate the value-based marketplace with a truly differentiated model.”

Benefits of the Transaction

Revenue and Profit Increase. The acquisition is expected to contribute approximately $2,250,000 of revenue and $500,000 in EBITDA in year one, increasing HealthLynked’s consolidated revenues by 47% and reducing the company’s current annual cash burn by over 50%.

Expansion into Accountable Care Organizations. CHM is a well-established national service provider and AHP is a well-established ACO in the Florida Market with a history of managing and supporting ACOs and receiving shared savings from the Centers for Medicare and Medicaid Services (CMS). In addition to Florida, AHP includes provider participants in North Carolina, New Jersey and Indiana. ACOs seek to reduce healthcare costs and improve health outcomes for Medicare patients using technology, care coordination and care management, making it an ideal acquisition for HealthLynked. The acquisition of AHP positions HealthLynked to engage in value-based reimbursement programs offered both by CMS and commercial payers.

Expansion of Healthcare Data Analytics. HealthLynked will draw on the best attributes from the acquisition to improve the quality of service for all our patient members, including our new ACO patients. AHP patient members will benefit from HealthLynked’s digital technology that connects and analyzes their healthcare data to monitor care, reduce costs, and improve outcomes. HealthLynked members will benefit from CHP’s and AHP’s extensive experience in quality care management, care coordination and value-based analytics, including programs that enhance access to appropriate care while avoiding unnecessary costs to both the patients and the system, a tenet of the ACO model.

Four-year Consultancy Agreements with Nicole Bradberry and Marsha Boggess. The acquisition also includes four-year consultancy agreements with founders Nicole Bradberry and Marsha Boggess to head up our newly formed ACO Division. Ms. Bradberry and Ms. Boggess will also participate with the HealthLynked Board of Directors as Board Observers providing their expertise in ACOs and other value-based healthcare models, including Management Service Organizations (MSOs) and Clinically Integrated Networks (CINs).

Advisors
K&L Gates LLP is serving as legal counsel for the acquisition.

George O’Leary, Chief Financial Officer of HealthLynked stated, “This will be the second of numerous acquisitions for HealthLynked, now focused on:

●	Data Driven Healthcare businesses – ACOs, MSOs and CINs

●	MSOs – providing both management services and ACO quality care services to multiple physician practices and networks including those aggregated under a single tax ID.

●	CINs – developing clinical integration for all providers participating in these models.

Our acquisition strategy is focused on purchasing high growth, profitable ACO and/or MSO businesses that complement our digital healthcare business growth by paying 4 times adjusted EBITDA, with 25% in cash, 50% in HLYK stock, and 25% in four-year performance-based payouts.”

About HealthLynked Corporation HLYK

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries and personal health records in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent pending patient access hub “PAH” for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling and to fill last minute cancelations using our “real time appointment scheduling” all within our mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp. visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, and LinkedIn.

About Cura Health Management CHM

CHM is a healthcare enablement company that empowers local market provider entrepreneurs to own and operate their own Value Service Organizations in a franchise like model that extends their reach and capabilities to maximize revenue, deliver quality care and improve patient outcomes. CHM’s innovative resources and expert solutions are administered as an extension of providers’ current in-practice resources, expanding care coordination and care management services and value-based analytics. These solutions support financial success within both traditional payment models and expansion to new services, allowing partners to succeed within current and ever emerging value-based payment models.

About ACO Health Partners AHP

ACO Health Partners is an Accountable Care Organization (ACO), based out of Jacksonville but with providers all over the country, participating in the Medicare Shared Savings Program. AHP was formed to benefit the patients (Medicare Fee-for-Service Beneficiaries), providers and the communities it serves. AHP is built on a model of coordinated care to ensure that patients, especially the chronically ill and the elderly, receive the right care at the right time, avoiding unnecessary duplication of services and prevention of medical errors.

Forward Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.

Contacts:

George O’Leary

Chief Financial Officer

goleary@healthlynked.com

(800) 928-7144, ext. 99

Investor Relations Contacts:
Stephanie Prince	Jim Hock
PCG Advisory Group	Hanover International Inc.
sprince@pcgadvisory.com	jh@hanoverintlinc.com
646-762-4518	760-564-7400

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